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                                                                     Exhibit 1.1

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                         MILESTONE AV TECHNOLOGIES, INC.

                        __________ Shares of Common Stock

                             UNDERWRITING AGREEMENT

Dated: ________, 2007

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

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1.  Representations and Warranties...............................     3
SECTION 2.  Sale and Delivery to Underwriters; Closing...................    21
SECTION 3.  Covenants of the Company.....................................    23
SECTION 4.  Payment of Expenses..........................................    27
SECTION 5.  Conditions of Underwriters' Obligations......................    28
SECTION 6.  Indemnification..............................................    33
SECTION 7.  Contribution.................................................    38
SECTION 8.  Representations, Warranties and Agreements to Survive
            Delivery.....................................................    39
SECTION 9.  Termination of Agreement.....................................    39
SECTION 10. Default by One or More of the Underwriters...................    40
SECTION 11. Notices......................................................    41
SECTION 12. Parties......................................................    41
SECTION 13. GOVERNING LAW AND TIME.......................................    42
SECTION 14. Effect of Headings...........................................    42
SECTION 15. Definitions..................................................    42
SECTION 16. Permitted Free Writing Prospectuses..........................    45
SECTION 17. Absence of Fiduciary Relationship............................    45


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                                    EXHIBITS

Exhibit A - Underwriters
Exhibit B - Initial Securities to be Sold
Exhibit C - Option Securities Which May be Sold
Exhibit D - Subsidiaries of the Company
Exhibit E - List of Directors and Officers
Exhibit F - Form of Lock-Up Agreement
Exhibit G - Form of Opinion of Company Counsel
Exhibit H - Form of Opinion of Selling Stockholders' Counsel
Exhibit I - Price-Related Information
Exhibit J - Issuer General Use Free Writing Prospectuses
Exhibit K - Issuer Pricing Free Writing Prospectus


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

                         MILESTONE AV TECHNOLOGIES, INC.

                        __________ Shares of Common Stock

                             UNDERWRITING AGREEMENT

                                                                  ________, 200_

Wachovia Capital Markets, LLC
Piper Jaffray & Co.
As Representatives of the several Underwriters

c/o Wachovia Capital Markets, LLC
375 Park Avenue
New York, New York  10152

c/o Piper Jaffray & Co.
Suite 800
800 Nicollet Mall
Minneapolis, Minnesota 55402

Ladies and Gentlemen:

     Milestone AV Technologies, Inc., a Delaware corporation (the "Company"), and the stockholders of the Company named on Exhibit B and Exhibit C hereto (collectively, the "Selling Stockholders" and each, a "Selling Stockholder") confirm their respective agreements with Wachovia Capital Markets, LLC ("Wachovia") and Piper Jaffray & Co. ("Piper") and each of the other Underwriters named in Exhibit A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in
Section 10 hereof), for whom Wachovia and Piper are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the sale by the Selling Stockholders named on Exhibit B hereto of a total of __________ shares (the "Initial Securities") of the Company's common stock, par value $0.001 per share (the "Common Stock"), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Initial Securities set forth in said Exhibit A hereto, and with respect to the grant by the Selling Stockholders named on Exhibit C hereto to the Underwriters, acting severally and not jointly, of the option described in
Section 2(b) hereof to purchase all or any part of ____ additional shares of Common Stock to cover over-allotments, if any. The Initial Securities to be purchased by the Underwriters and all or any part of the ____ shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities." Certain terms used in this Agreement are defined in Section 15 hereof.

     The Company and the Selling Stockholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

     The Company, the Selling Stockholders and the Underwriters agree that up to 5% of the Initial Securities to be purchased by the Underwriters (the "Reserved Securities") shall be reserved for sale by the Underwriters to the Company's business associates and other related persons (the "Reserved Security Offerees") as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the NASD and all other applicable laws, rules and regulations. To the extent that any such Reserved Securities are not orally confirmed for purchase by any such Reserved Security Offeree before 9:00 A.M. (New York City time) on the first trading day on the NYSE after the date of this Agreement, such Reserved Securities may, at the sole and absolute discretion of the Representatives, be offered to the public as part of the public offering contemplated hereby or offered or sold to any other Reserved Security Offerees.

     Promptly after the execution of this Agreement, the Company will prepare and file with the Commission a prospectus in accordance with the provisions of Rule 430A and Rule 424(b) and the Company has previously advised you of all information (financial and other) that will be set forth therein. Such prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) is herein called the "Prospectus."

     Prior to the date of this Agreement (in the case of clauses (a), (b) and (c) below) and prior to (in the case of clauses (d) and (e) below) the purchase of the Initial Securities by the Underwriters on the Closing Date referred to in
Section 2(c):

     (a) the Company shall have effected a 143-for-one stock split (the "Stock Split"),

     (b) all consents, approvals, waivers and amendments necessary under the Company's charter or bylaws in connection with any of the Pre-Closing Transactions (as defined below) or the offering or sale of the Securities or for the Company to enter into this Agreement or to perform its obligations hereunder shall have been obtained and shall be in full force and effect (collectively, the "Amendments and Waivers"),

     (c) the Company's charter and by-laws shall have been amended and restated and such amended and restated charter shall have been filed with the Secretary of State of the State of Delaware (collectively, the "Amendment and Restatement"),

     (d) each of the Warrants listed on Schedule 1 hereto shall have been cancelled (constituting the "Warrant Cancellation"), and

     (e) each of the issued and outstanding shares of Class A Common Stock, Class B Common Stock and Class C Common Stock of the Company shall have been converted into Common Stock (the "Company Common Stock Conversion"), all on the terms contemplated by the Statutory Prospectus and the Prospectus. The Stock Split, the Amendments and Waivers, the Amendment and Restatement, the Warrant Cancellation and the Company Common Stock Conversion are hereinafter called, collectively, the "Pre-Closing Transactions").


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     SECTION 1. Representations and Warranties.

     (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

          (1) Compliance with Registration Requirements. The Securities have been duly registered under the 1933 Act pursuant to the Registration Statement. Each of the Initial Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or become effective and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), and at any time when a prospectus is required by applicable law to be delivered in connection with sales of Securities (including, without limitation, pursuant to Rule 173(d)), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          As of the Applicable Time, neither (a) any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the Statutory Prospectus and the information included on Exhibit I hereto, all considered together (collectively, the "First General Disclosure Package"), nor (b) if applicable, any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the Statutory Prospectus and the Issuer Pricing Free Writing Prospectus, all considered together (collectively, the "Second General Disclosure Package;" the First General Disclosure Package and the Second General Disclosure Package (if any) are hereinafter called, collectively, the "General Disclosure Packages" and, individually, a "General Disclosure Package," provided that, if an Issuer Pricing Free Writing Prospectus is not prepared in connection with the offering contemplated by this Agreement, then all references to the "Second General Disclosure Package" shall be disregarded and all references to the "General Disclosure Packages" and any "General Disclosure Package" shall be deemed to mean the First General Disclosure Package, mutatis mutandis), nor
     (c) any individual Issuer Limited Use Free


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

     Writing Prospectus, when considered together with the First General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          The representations and warranties set forth in the two immediately preceding paragraphs shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any General Disclosure Package made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use therein.

          Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto or filed pursuant to Rule 424 in connection with the offering of the Securities (including, without limitation, the Statutory Prospectus and the Prospectus) complied and will comply when so filed in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

          The copies of the Initial Registration Statement and any Rule 462(b) Registration Statement and any amendments thereto and the copies of the Statutory Prospectus, any other preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements thereto delivered and to be delivered to the Underwriters (electronically or otherwise) in connection with the offering of the Securities were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          The Company has made available a "bona fide electronic road show" (as defined in Rule 433(h)) in compliance with Rule 433(d)(8)(ii) such that no filing with the Commission of any "road show" (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

          Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus.

          At the time of filing the Initial Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto, as of the earliest time after the effective date of the Initial Registration Statement that the Company or any other offering participant made a bona fide offer of the Securities within the meaning of Rule 164(h)(2), and at the date hereof, the Company was not and is not an "ineligible issuer" as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405; and, without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

          (2) Pre-Closing Transactions. The Pre-Closing Transactions have been or will be consummated, as the case may be, on or prior to the respective times contemplated by the fifth paragraph of this Agreement (or such earlier times as may be contemplated by the Statutory Prospectus or the Prospectus) on the terms contemplated by this Agreement, the Statutory Prospectus and the Prospectus, and the Amendments and Waivers are in full force and effect.

          (3) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the Statutory Prospectus and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (4) Financial Statements. The consolidated financial statements of the Company and its predecessor included in the Registration Statement, the General Disclosure Packages and the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in stockholders' equity (deficit) and cash flows of the Company and its consolidated subsidiaries for the periods specified; and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the 1933 Act and the 1933 Act Regulations. There are no material off-balance sheet arrangements (as defined in Regulation S-K under the Act, Item 303(a)(4)(ii)). The supporting schedules, if any, included in the Registration Statement present fairly in all material respects, in accordance with GAAP, the information required to be stated therein. The information in the Statutory Prospectus and the Prospectus under the captions "Summary Consolidated Financial Data" and "Selected Historical Consolidated Financial Data" presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with that of the audited financial statements of the Company included in the Registration Statement, the Statutory Prospectus and the Prospectus. Any information contained in the Registration Statement, any General Disclosure Package or the Prospectus regarding "non-GAAP financial measures" (as defined in Regulation G of the Commission) complies in all material respects with Regulation G and Item 10 of Regulation S-K of the Commission, to the extent applicable.

          (5) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Packages and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for the Stock Split, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.


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

          (6) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Packages and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Minnesota and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except (solely in the case of jurisdictions other than the State of Minnesota) where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (7) Good Standing of Subsidiaries. Each subsidiary of the Company has been duly organized and is validly existing as a corporation, limited or general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Packages and the Prospectus and is duly qualified as a foreign corporation, limited or general partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Packages and the Prospectus, all of the issued and outstanding capital stock of each such subsidiary that is a corporation, all of the issued and outstanding partnership interests of each such subsidiary that is a limited or general partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any Lien except Liens arising under the Existing Credit Agreements as disclosed in the Registration Statement, the Statutory Prospectus and Prospectus and restrictions on transfer arising under operation of law; and none of the outstanding shares of capital stock, partnership interests or limited liability company interests, membership interests or other similar interests of any such subsidiary was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person. The only subsidiaries of the Company are the subsidiaries listed on Exhibit D hereto and Exhibit D accurately sets forth whether each such subsidiary is a corporation, limited or general partnership or limited liability company and the jurisdiction of organization of each such subsidiary and, in the case of any subsidiary that is a partnership or limited liability company, its general partners and managing members, respectively. Any subsidiaries of the Company that are "significant subsidiaries" as defined by Rule 1-02 of Regulation S-X are listed on Exhibit D hereto under the caption "Material Subsidiaries."

          (8) Capitalization. The authorized, issued and outstanding Capital Stock of the Company as of the date of this Agreement is as set forth in the column entitled


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

     "Actual" and in the corresponding line items under the caption "Capitalization" in the Statutory Prospectus and the Prospectus and, at the time of the purchase of the Initial Securities by the Underwriters on the Closing Date and as of each Option Closing Date (if any), the authorized, issued and outstanding Capital Stock of the Company will be as set forth in the column entitled "Pro Forma as adjusted" and in the corresponding line items under such caption (in each case except for subsequent issuances, if any, pursuant to this Agreement, pursuant to employee or director stock option or stock purchase plans referred to in the Statutory Prospectus and the Prospectus or pursuant to the exercise of options referred to in the Statutory Prospectus and the Prospectus). The shares of issued and outstanding Capital Stock of the Company (including the Securities to be sold by the Selling Stockholders to the Underwriters under this Agreement) have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of Capital Stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person.

          (9) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

          (10) Authorization of Securities. The Securities to be sold by the Company pursuant to this Agreement have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; no holder of the Securities is or will be subject to personal liability by reason of being such a holder; and the issuance and sale of the Securities to be sold by the Company pursuant to this Agreement is not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person.

          (11) Description of Securities. The Common Stock, the authorized but unissued Preferred Stock and the Company's charter and bylaws conform in all material respects to all of the respective statements relating thereto contained in the Registration Statement, the General Disclosure Packages and the Prospectus and such statements conform in all material respects to the rights set forth in the respective instruments and agreements defining the same.

          (12) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except (solely in the case of Company Documents other than the Existing Credit Agreements) for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Packages and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Statutory Prospectus and the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, any Company Documents, except (solely in the case of Company Documents other than Subject Instruments) for such conflicts, breaches, defaults or Liens that would not result in a Material Adverse Effect, nor will such action violate any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations (other than such violations that would not, individually or in the aggregate, result in a Material Adverse Effect), or result in any violation of the provisions of the Organizational Documents of the Company or any of its subsidiaries.

          (13) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Company or any of its subsidiaries which, in any such case, would reasonably be expected to result in a Material Adverse Effect.

          (14) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement, the Statutory Prospectus or the Prospectus (other than as disclosed therein), or which could reasonably be expected to result in a Material Adverse Effect or which could reasonably be expected to materially and adversely affect the consummation by the Company of the transactions contemplated in this Agreement or the performance by the Company of its obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the Statutory Prospectus and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

          (15) Accuracy of Descriptions and Exhibits. The information in the Statutory Prospectus and the Prospectus under the captions "Risk Factors--Risks Relating to Our Business," "Risk Factors--Risks Relating to the Offering and Ownership of Our Common Stock," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Credit Facilities," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Quantitative and Qualitative Disclosures about Market Risk," "Business--Intellectual Property," "Business--Legal Proceedings," "Management," "Certain Relationships and Related Party Transactions," "Description of Capital Stock," "Shares Eligible For Future Sale," "Material United States Federal Tax Considerations," "Underwriting" and the information in the Registration Statement under Items 14 and 15, in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company's charter or bylaws or other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement, the General Disclosure Packages and the Prospectus of any Company Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Registration Statement, the Statutory Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

          (16) Possession of Intellectual Property. The Company and its subsidiaries own or possess or have the right to use on reasonable terms all patents, patent rights, patent applications, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names and other intellectual property (collectively, "Intellectual Property") necessary to carry on their respective businesses as described in the General Disclosure Packages and the Prospectus and as proposed to be conducted except where the failure to own, possess or have the right to use would not, individually or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect and, to the knowledge of the Company, no such infringements, conflicts, facts or circumstances exist. All former and current employees of the Company or any of its subsidiaries (and, to the Company's knowledge, all other agents, consultants and contractors of the Company or any of its subsidiaries who contributed to or participated in the conception or development of any Intellectual Property for the Company or any of its subsidiaries) have executed written contracts or agreements that assign to the Company all rights to any inventions, improvements, discoveries or information relating to the business of the Company and its subsidiaries, including without limitation all Intellectual Property owned, controlled by or in the possession of the Company or any of its subsidiaries. To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Intellectual Property by any third party, employee or former employee, except for any unauthorized use, infringement or misappropriation which the Company reasonably believes would not, individually or in the aggregate, result in a Material Adverse Effect. Each agreement and instrument (each, a "License Agreement') pursuant to which any Intellectual Property is licensed to the Company or any of its subsidiaries is in full force and effect, has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company or the applicable subsidiary, as the case may be, enforceable against the Company or such subsidiary in accordance with its terms, except as enforcement thereof may be subject to bankruptcy, insolvency or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; the

     Company and its subsidiaries are in compliance with their respective obligations under all License Agreements and, to the knowledge of the Company, except for such failures that would not result in a Material Adverse Effect, all other parties to any of the License Agreements are in compliance with all of their respective obligations thereunder; to the knowledge of the Company, except for such events or conditions that would not result in a Material Adverse Effect, no event or condition has occurred or exists that gives or would give any party to any License Agreement the right, either immediately or with notice or passage of time or both, to terminate or limit (in whole or in part) any such License Agreement or any rights of the Company or any of its subsidiaries thereunder, to exercise any of such party's remedies thereunder, or to take any action that would adversely affect any rights of the Company or any of its subsidiaries thereunder or that would have a Material Adverse Effect and the Company is not aware of any facts or circumstances that would result in any of the foregoing or give any party to any License Agreement any such right; and neither the Company nor any of its subsidiaries has received any notice of default, breach or non-compliance under any License Agreement.

          (17) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any holder of Capital Stock or other securities of the Company or any creditor of the Company, (C) no waiver or consent under any Subject Instrument, and (D) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the execution, delivery or performance by the Company of this Agreement, for the offering, issuance, sale or delivery of the Securities hereunder, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement, the General Disclosure Packages and the Prospectus, except (i) such as have been obtained under the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, (ii) such as may be required under state securities laws, (iii) the filing of the Company's amended and restated charter with the Secretary of State of the State of Delaware (which filing will have been duly made prior to the Closing Date) and (iv) solely in the case of authorizations, approvals, votes or consents referred to in clause (D) above, where the failure to obtain such waivers, authorizations, approvals, votes or consents would not, individually or in the aggregate, result in a Material Adverse Effect.

          (18) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies reasonably necessary to conduct the business now operated by them except where the failure to possess such permits, licenses, approvals, consents or other authorizations would not, individually or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect;

     and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (19) Title to Property. The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by any of them and good title to all other properties and assets owned by any of them, in each case, free and clear of all Liens except such as (a) are described in the Registration Statement, the General Disclosure Packages and the Prospectus or (b) do not, individually or in the aggregate, materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Company or any of its subsidiaries; all real property, buildings and other improvements, and equipment and other property held under lease or sublease by the Company or any of its subsidiaries are held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with, solely in the case of leases or subleases relating to real property and buildings or other improvements, such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings or other improvements by the Company and its subsidiaries; and all such leases and subleases are in full force and effect except where the failure to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims which, if successfully asserted against the Company or any of its subsidiaries, would not, individually or in the aggregate, have a Material Adverse Effect.

          (20) Investment Company Act. The Company is not, and upon the sale of the Securities to the Underwriters as herein contemplated and the application of the net proceeds therefrom as described in the Statutory Prospectus and the Prospectus under the caption "Use of Proceeds," the Company will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the 1940 Act.

          (21) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Packages and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance in all material respects with their requirements, (C) there are no pending or, to the Company's knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the Company's knowledge, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

          (22) Absence of Registration Rights. There are no persons with registration rights or other similar rights to have any securities (debt or equity) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or otherwise registered by the Company under the 1933 Act, and there are no persons with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities pursuant to this Agreement, except in each case for such rights that have been duly waived in writing and except for any such rights that may have been exercised by any Selling Stockholder in connection with the sale of Securities by such Selling Stockholders under this Agreement; and the Company has given all notices required by, and has otherwise complied with its obligations under, all registration rights agreements, co-sale agreements, tag-along agreements and other similar agreements in connection with the transactions contemplated by this Agreement.

          (23) Parties to Lock-Up Agreements. Each of the Company's directors and officers, each holder of any shares of outstanding Common Stock or other Capital Stock and each holder of any outstanding warrants, options or other securities convertible into, or exchangeable or exercisable for, Common Stock or other Capital Stock has executed and delivered to the Representatives a lock-up agreement in the form of Exhibit F hereto. Exhibit E hereto contains a true, complete and correct list of all directors and officers of the Company.

          (24) Stop Transfer Instructions. The Company has, with respect to all Common Stock (other than Securities to be sold pursuant to this Agreement) and all securities convertible into, or exercisable or exchangeable for, Common Stock owned or held (of record or beneficially) by the Selling Stockholders or any of the persons who, as described in the immediately preceding paragraph, have entered into lock-up agreements in the form of Exhibit F hereto, provided written directions to the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period; and, during the Lock-Up Period, the Company will not cause or permit any waiver, release, modification or amendment of any such stop transfer instructions or stop transfer procedures without the prior written consent of Wachovia and Piper.

          (25) NYSE. The outstanding shares of Common Stock (including the Securities to be sold by the Selling Stockholders to the Underwriters under this Agreement) and the Securities to be sold by the Company hereunder have been approved for listing, subject only to official notice of issuance, on the NYSE.

          (26) FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company and, to the knowledge of the Company, its officers and directors who are not Selling Stockholders, in connection with letters, filings or other supplemental information provided to FINRA pursuant to NASD Conduct Rule 2710 or 2720 is true, complete and correct.

          (27) Tax Returns. The Company and its subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof, except where the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against any of them, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, have a Material Adverse Effect.

          (28) Insurance. The Company and its subsidiaries are insured against such losses and risks, in such amounts and by such insurers as the Company reasonably believes are adequate and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause except where the denial or defense under a reservation or rights clause would not, individually or in the aggregate, result in a Material Adverse Effect; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for except where the failure to obtain such insurance would not, individually or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

          (29) Accounting Controls. The Company and its subsidiaries maintain and have maintained effective internal control over financial reporting as defined in Rule 13a-15 of the 1934 Act Regulations and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with

     GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management's general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, since the end of the Company's most recent audited fiscal year, there has been
     (1) no material weakness in the Company's internal control over financial reporting (whether or not remediated) and (2) no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

          (30) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of its subsidiaries or any of their respective directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act with which any of them is required at the applicable time to comply, including Section 402 related to loans.

          (31) Absence of Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

          (32) No Right of First Refusal. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any other person has any preemptive right, right of first refusal or other right to purchase or otherwise acquire any of the Securities to be sold by the Selling Stockholders pursuant to this Agreement.

          (33) Statistical, Demographic or Market-Related Data. Any statistical, demographic or market-related data included in the Registration Statement, any General Disclosure Package or the Prospectus is based on or derived from sources that the Company believes to be reliable and accurate in all material respects; and all such data included in the Registration Statement, any General Disclosure Package or the Prospectus accurately reflects the materials upon which it is based or from which it was derived, and the Company has delivered true, complete and correct copies of such materials to the Representatives.

          (34) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the "FCPA"), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and its subsidiaries have conducted their businesses in compliance with the FCPA.

          (35) Money Laundering Laws. To the knowledge of the Company, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, "Money Laundering Laws"). No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

          (36) OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or knowingly indirectly use any of the proceeds received by the Company from the sale of Securities contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

          (37) Lending Relationship. Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, neither the Company nor any of its subsidiaries has any outstanding borrowings from, or is a party to any line of credit, credit agreement or other credit facility or otherwise has a borrowing relationship with, any bank or other lending institution affiliated with any of the Underwriters, and the Company does not intend to use any of the proceeds from the sale of the Securities to repay any debt owed to any Underwriter or any affiliate of any Underwriter.

          (38) Transfer Taxes. There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Securities to be sold by the Company to the Underwriters hereunder.

          (39) Related Party Transactions. There are no business relationships or related party transactions involving the Company or any of its subsidiaries or, to the knowledge of the Company, any other person that are required under the 1933 Act and the 1933 Act Regulations to be described in the Statutory Prospectus or the Prospectus that have not been described as required.

          (40) ERISA. (i) Each "employee benefit plan" (within the meaning of
     Section 3(3) of the Employee Retirement Security Act of 1974, as amended ("ERISA"), for which the Company or any member of its "Controlled Group" (defined as an organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the "Code")) would have any liability (each a "Plan") has been maintained in compliance in all material respects with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no "reportable event" (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a "multiemployer plan," within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (41) Occupational Laws. The Company and each of its subsidiaries (A) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace ("Occupational Laws"); (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings, except in each case for such claims or matters which would not, individually or in the aggregate, have a Material Adverse Effect.

          (42) Directed Share Program. The Statutory Prospectus, any other preliminary prospectus, the Prospectus and each General Disclosure Package and any amendments or supplements thereto complied or will comply with any applicable laws, rules and regulations of any foreign jurisdictions in which any such document has been or will be distributed in connection with offers and sales of Reserved Securities and no consent, approval or authorization or order of, or filing or registration with, any court or governmental agency, body or official (except such as have been made or obtained, as the case may be) was, is or will be required under the laws, rules or regulations of any foreign jurisdiction in which any Reserved Securities have been or will be offered or sold.

          (43) Brokers. Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     (b) Representations and Warranties by the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Date and as of each Option Closing Date (if any), and agrees with each Underwriter, as follows:

          (1) Accurate Disclosure. At the respective times the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or become effective, at the Applicable Time, at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), all information about such Selling Stockholder and its affiliates (as defined below) furnished by or on behalf of such Selling Stockholder in writing expressly for use in the Initial Registration Statement or any Rule 462(b) Registration Statement (or any amendments thereto) or in the Statutory Prospectus, any other preliminary prospectus or the Prospectus (or in any amendments or supplements thereto) or in any General Disclosure Package will be, as of such time, true, correct, and complete in all material respects and will not, as of such time, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. Such Selling Stockholder confirms as accurate the number of shares of Common Stock set forth opposite the name of such Selling Stockholder and any of its affiliates in the Registration Statement, the Statutory Prospectus and the Prospectus under the caption "Principal and Selling Stockholders" (both prior to and after giving effect to the sale of the Securities but excluding any percentages set forth therein) and the information with respect to such Selling Stockholder and its affiliates set forth in any footnote to the ownership table under such caption (excluding any percentages set forth therein). The parties hereto agree that the information set forth under the caption "Principal and Selling Stockholders" and the footnotes thereunder (excluding any percentages set forth therein) is the only information about such Selling Stockholder and its affiliates that has been furnished to the Company by or on behalf of such Selling Stockholder in writing expressly for use in the Initial Registration Statement or any Rule 462(b) Registration Statement (or any amendments thereto) or in the Statutory Prospectus, any other preliminary prospectus or the Prospectus (or in any amendments or supplements thereto) or in any General Disclosure Package. For purposes of this Section 1(b)(1) only, the term "affiliates" (i) when used with respect to FFL Capital Partners, L.P. or FFL Executive Partners, L.P. shall mean Friedman Fleischer & Lowe GP, LLC, Freidman Fleischer & Lowe GP, L.P., Spencer C. Fleischer and Aaron S. Money but excludes the Company, (ii) when used with respect to Fulham Investors, L.P. shall mean Fulham Investors GP, LLC, John
     N. Fulham, III and Timothy W. Fulham but excludes the Company, (iii) when used with respect to JP Morgan Chase Bank shall mean First Plaza Group Trust, General Motors Corporation and General Motors Investment Management Corporation but excludes the Company, (iv) when used with respect to GM Capital Partners I, L.P. shall mean Performance Direct Investors I and Performance Equity Management, LLC, but excludes the Company and (v) when used with respect to the Happy Valley Trust shall mean Stuart John Bulcraig, but excludes the Company.

          (2) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by such Selling Stockholder.

          (3) Power of Attorney; Custody Agreement. Such Selling Stockholder has duly authorized (if applicable), executed and delivered a Power of Attorney (a "Power of Attorney" and, with respect to such Selling Stockholder, "its Power of Attorney") appointing each of the attorneys-in-fact named therein as such Selling Stockholder's attorney-in-fact (with respect to such Selling Stockholder, collectively, the "Attorneys-in-Fact" and, individually, an "Attorney-in-Fact"), and a Custody Agreement (a "Custody Agreement" and, with respect to such Selling Stockholder, "its Custody Agreement") with the Company, as custodian (the "Custodian"); each of its Power of Attorney and its Custody Agreement constitutes a valid and binding obligation of such Selling Stockholder, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to creditors' rights generally or by general equitable principles. The Securities to be sold by such Selling Stockholder pursuant to this Agreement are subject to the interests of the Underwriters, and the obligations of such Selling Stockholder under this Agreement, its Power of Attorney and its Custody Agreement shall not be terminated by any act of such Selling Stockholder (except to the extent that its Power of Attorney or its Custody Agreement expressly provides that it may be terminated by such Selling Stockholder if this Agreement shall have not been entered into by a specified date) or by operation of law, whether by the death or incapacity of such Selling Stockholder (if a natural person), by the death or incapacity of any trustees, executors or administrators of such Selling Stockholder (if a trust or estate), or by the bankruptcy, insolvency, winding-up, dissolution or liquidation of such Selling Stockholder, or by the occurrence of any other events or circumstances.

          (4) Good Standing. If such Selling Stockholder is not a natural person, such Selling Stockholder has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization.

          (5) Power and Authority. If such Selling Stockholder is not a natural person, such Selling Stockholder has full corporate, partnership or other organizational power and authority to execute, deliver and perform its obligations under this Agreement, its Power of Attorney and its Custody Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Stockholder under this Agreement.

          (6) Non-Contravention. The execution and delivery of this Agreement, its Power of Attorney and its Custody Agreement by such Selling Stockholder and the consummation of the transactions contemplated by this Agreement, its Power of Attorney and its Custody Agreement (including the sale and delivery of the Securities to be sold by such Selling Stockholder pursuant to this Agreement), and the performance by such Selling Stockholder of its obligations under this Agreement, its Power of Attorney and its Custody Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any of the Securities to be sold by such Selling Stockholder under this Agreement or any other property or assets of such Selling Stockholder or any of its subsidiaries (if any) pursuant to any agreement or instrument to which such Selling Stockholder or any of its subsidiaries (if any) is a party or by which such Selling Stockholder or any of its subsidiaries (if any) is bound or to which any of the property or assets of such Selling Stockholder or any of its subsidiaries (if any) is subject, nor will such action result in any violation of the provisions of the Organizational Documents of such Selling Stockholder or any of its subsidiaries (if any) or any material law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its subsidiaries (if any) or any of their respective assets, properties or operations.

          (7) Ownership of Securities. Such Selling Stockholder is, and, on the Closing Date and the applicable Option Closing Date, as the case may be, if any, such Selling Stockholder will be the record and beneficial owner of the Securities to be sold by such Selling Stockholder under this Agreement free and clear of all Liens other than pursuant to this Agreement and has duly indorsed such Securities or a stock power in blank, and, assuming that the Underwriters purchase such Securities without "notice of any adverse claim" (within the meaning of Section 8-105 of the Uniform Commercial Code of the State of New York ("UCC")), upon sale and delivery of, and payment for, such Securities, as provided herein, the Underwriters will acquire the interest of such Selling Stockholder (including, without limitation, all rights that such Selling Stockholder had or has to transfer such Securities) in such Securities and will acquire the Securities free and clear of any "adverse claim" (within the meaning Section 8-102 of the UCC) and free and clear of all other Liens or claims; and such Selling Stockholder has the legal right and power, and all authorizations and approvals required by law and under its charter or by-laws, partnership agreement, trust agreement or other organizational documents, as the case may be, to enter into this Agreement and its Custody Agreement and Power of Attorney, to sell, transfer and deliver all of the Securities which may be sold by such Selling Stockholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder.

          (8) Absence of Rights of First Refusal. The Securities to be sold by such Selling Stockholder under this Agreement are not subject to any preemptive right, right of first refusal or other right to purchase or otherwise acquire any such Securities other than pursuant to this Agreement.

          (9) Absence of Manipulation. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (10) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any stockholder (or other equity owner), if any, of such Selling Stockholder (if not a natural person) or any creditor of such Selling Stockholder, and (C) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the execution or delivery by such Selling Stockholder of, or the performance by such Selling Stockholder of its obligations under, this Agreement, its Custody Agreement or its Power of Attorney, for the sale and delivery by such Selling Stockholder of the Securities to be sold by it under this Agreement, or for the consummation by such Selling Stockholder of the other transactions contemplated by this Agreement, its Custody Agreement or its Power of Attorney, except such as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations or state securities sky laws.

          (11) Restriction on Sale of Securities. Such Selling Stockholder hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which such Selling Stockholder is a party or under which such Selling Stockholder is entitled to any right or benefit and any tag-along rights, co-sale rights or other rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities pursuant to this Agreement, except in each case insofar as any such rights pertain to the registration and sale of Securities by such Selling Stockholder pursuant to this Agreement and provided that such waiver shall apply only to the public offering of Securities pursuant to this Agreement and each registration statement filed under the 1933 Act in connection therewith.

          (12) Certificates Suitable for Transfer. Certificates for all of the Securities to be sold by such Selling Stockholder pursuant to this Agreement, in form suitable for transfer by delivery and accompanied by duly executed stock powers endorsed in blank by such Selling Stockholder with signatures guaranteed, have been placed in custody with the Custodian for the purpose of effecting delivery hereunder and thereunder.

          (13) Absence of Preemptive Rights. Such Selling Stockholder does not have any preemptive rights, rights of first refusal or other rights to purchase or otherwise acquire any of the Securities that are to be sold by the Company or any of the other Selling Stockholders pursuant to this Agreement.

          (14) Inside Information, Such Selling Stockholder is not prompted to sell shares of Common Stock by any information concerning the Company which is not set forth in the Registration Statement, the General Disclosure Packages and the Prospectus.

          (15) No Free Writing Prospectuses. Such Selling Stockholder has not distributed and will not distribute any "free writing prospectus" (as defined in Rule 405) in connection with the offering contemplated by this Agreement.

          (16) FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by such Selling Stockholder in response to a Director and Officer Questionnaire provided to such Selling Stockholder in connection with the letters, filings or other supplemental information provided to FINRA pursuant to NASD Conduct Rule 2710 or 2720 is true, complete and correct.

          (17) OFAC. Such Selling Stockholder will not directly or knowingly indirectly use the proceeds from the sale of Securities by such Selling Stockholder pursuant to this Agreement to lend, contribute or otherwise make available such proceeds to any subsidiary (if any), joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

     (c) Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of any Selling Stockholder and delivered to the Representatives or counsel for the Underwriters shall be deemed a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

     SECTION 2. Sale and Delivery to Underwriters; Closing.

     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Stockholders named in Exhibit B hereto, severally and not jointly, agree to sell to the Underwriters, severally and not jointly, the respective numbers of Initial Securities set forth opposite the names of the Company and such Selling Stockholders in Exhibit B hereto, and each Underwriter, severally and not jointly, agrees to purchase the respective number of Initial Securities set forth opposite the name of such Underwriter on Exhibit A hereto, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional Securities, in each case at a purchase price of $_________ per share (the "Purchase Price").

     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholders named in Exhibit C hereto, severally and not jointly, hereby grant an option to the Underwriters, severally and not jointly, to purchase up to the respective numbers of Option Securities set forth opposite the names of such Selling Stockholders in Exhibit C at a price per share equal to the Purchase Price referred to in Section 2(a) above; provided that the price per share for any Option Securities shall be reduced by an amount per share equal to any dividends or distributions payable or paid by the Company on the Initial Securities but not payable on such Option Securities. The option hereby granted will expire at 11:59 P.M. (New York City time) on the 30th day after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company and such Selling Stockholders setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (an "Option Closing Date") shall be determined by the Representatives, but shall not be earlier than three full business days after the exercise of said option unless the Option Closing Date is on the same date as the Closing Date nor be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date. If the option is exercised as to all or any portion of the Option Securities, each of the Selling Stockholders named in Exhibit C hereto, severally and not jointly, will sell to the Underwriters that proportion of the total number of Option Securities then being purchased which the number of Option Securities set forth in Exhibit C opposite the name of such Selling Stockholder bears to the total number of Option Securities set forth in Exhibit C, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Exhibit A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois, 60603, or at such other place as shall be agreed upon by the Representatives and the Company, at 8:00 A.M. (Chicago time) on ____________, 2007 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Date").

     In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at 9:00 A.M. (New York City time) at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Option Closing Date as specified in the notice from the Representatives to the Company.

     Payment shall be made to the Selling Stockholders by wire transfer of immediately available funds to a single bank account at the Custodian, which account shall be designated by the Custodian, and payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company, in each case against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Each of Wachovia and Piper, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Date or the relevant Option Closing Date, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in the City of New York not later than noon (New York time) on the business day prior to the Closing Date or the relevant Option Closing Date, as the case may be.

     SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

          (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and Rule 433 and will promptly notify the Representatives, and confirm the notice in writing, (i) when the Initial Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall become effective, and when the Statutory Prospectus, any other preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendments or supplements thereto shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Statutory Prospectus, any other preliminary prospectus or the Prospectus or any Issuer Free Writing Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any the Statutory Prospectus, any other preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

          (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to the prospectus included in the Registration Statement at the time it became effective, the Statutory Prospectus, any other preliminary prospectus, the Prospectus or (without limitation to the provisions of Section 16 of this Agreement) any Issuer Free Writing Prospectus, whether pursuant to the 1933 Act or otherwise, and will furnish the Representatives with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

          (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, as many signed copies of the Initial Registration Statement and any Rule 462(b) Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and as many signed copies of all consents and certificates of experts as the Representatives may reasonably request.

          (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of the Statutory Prospectus, each other preliminary prospectus and any Issuer Free Writing Prospectuses prepared prior to the date of this Agreement and amendments or supplements thereto prepared prior to the date of this Agreement as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by and in compliance with the 1933 Act and this Agreement in connection with the offering and sale of the Securities. The Company will furnish to each Underwriter, without charge, such number of copies of the documents constituting any General Disclosure Package, any Issuer Free Writing Prospectuses prepared on or after the date of this Agreement and the Prospectus and any amendments or supplements thereto as such Underwriter may reasonably request.

          (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus. If at any time when a prospectus is required by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations to be delivered in connection with sales of the Securities (including, without limitation, pursuant to Rule 173), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement any General Disclosure Package or the Prospectus in order that such General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any General Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to
     Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, such General Disclosure Package or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus or prior to completeness of distribution there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and the Company will, subject to Section 3(b) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

          (f) Blue Sky and Other Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement).

          (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities sold by it in the manner specified in the Statutory Prospectus and the Prospectus under "Use of Proceeds."

          (i) Listing. The Company will use its reasonable best efforts to effect the listing of the Securities on the NYSE.

          (j) Restriction on Sale of Securities. During the period beginning on and including the date of this Agreement through and including the date that is the 180th day after the date of this Agreement (such period, as the same may be extended pursuant to the provisions set forth in the next sentence, is hereinafter called the "Lock-Up Period"), the Company will not, without the prior written consent of Wachovia and Piper, (A) directly or indirectly:

               (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or

               (ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Stock or any securities convertible into or exercisable or exchangeable for any Common Stock, whether any transaction described in (i) or (ii) above is to be settled by delivery of Common Stock, other Capital Stock, other securities, in cash or otherwise, or (B) publicly announce any intention to engage in any transaction described in clause (i) or (ii) above. In addition, the Company will not, without the prior written consent of Wachovia and Piper, file during the Lock-Up Period any registration statement under the 1933 Act with respect to any Common Stock or any securities convertible into or exercisable or exchangeable for any Common Stock (other than any Rule 462(b) Registration Statement filed to register Securities to be sold to the Underwriters pursuant to this Agreement. Moreover, if:

          (1) during the last 17 days of such 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or

          (2) prior to the expiration of such 180-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event relating to the Company will occur during the 16-day period beginning on the last day of such 180-day restricted period, the restrictions imposed by this Section 3(j) shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless Wachovia and Piper waive, in writing, such extension.

          Notwithstanding the provisions set forth in the immediately preceding paragraph, the Company may, without the prior written consent of Wachovia and Piper:

          (1) issue Securities to the Underwriters pursuant to this Agreement,

          (2) issue shares, and options to purchase shares, of Common Stock pursuant to stock option plans described in the Statutory Prospectus and the Prospectus under the caption "Compensation Discussion and Analysis--Employee Benefit Plans," as those plans are in effect on the date of this Agreement, and

          (3) issue shares of Common Stock upon the exercise of stock options that are described in the Statutory Prospectus and the Prospectus and outstanding on the date of this Agreement, and issue shares of Common Stock upon the exercise of stock options issued after the date of this Agreement under stock option plans referred to in clause (2) above, as those plans are in effect on the date of this Agreement,

          (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, the 1933 Act Regulations, the

     1934 Act and the 1934 Act Regulations (including, without limitation, pursuant to Rule 173), will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

          (l) Preparation of Prospectus. Immediately following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare the Prospectus containing the Rule 430A Information and other selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Company may deem appropriate, and, if requested by the Representatives, will prepare the Issuer Pricing Free Writing Prospectus containing the information set forth in Exhibit I hereto and such other information as may be required by Rule 433 or as the Representatives and the Company may deem appropriate, and will file the Prospectus and any such Issuer Pricing Free Writing Prospectus with the Commission in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and Rule 433, respectively.

          (m) Each Selling Stockholder covenants with each Underwriter and the Company and agrees that, during any time when a prospectus is required by applicable law to be delivered in connection with the sale of Securities (including, without limitation, pursuant to Rule 173(d)), such Selling Stockholder shall immediately notify the Representatives and the Company if any information furnished by such Selling Stockholder in writing expressly for use in the Initial Registration Statement or any Rule 462(b) Registration Statement (or any amendments thereto) or in any Statutory Prospectus, any other preliminary prospectus or the Prospectus (or any amendments or supplements thereto) or in any General Disclosure Package is not true, correct and complete in all material respects.

     SECTION 4. Payment of Expenses.

     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations and the obligations of the Selling Stockholders under this Agreement (except for expenses payable by the Selling Stockholders pursuant to Section 4(b) hereof), including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the reasonable word processing, printing and delivery to the Underwriters of this Agreement, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and reasonable out of pocket expenses of counsel for the Underwriters (not to exceed $5,000) in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the printing and delivery to the Underwriters of copies of the Statutory Prospectus, any other preliminary prospectus, any Permitted Free Writing Prospectus, the documents constituting each General Disclosure Package, and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any Canadian "wrapper" and any supplements thereto, (viii) the fees and expenses of the Custodian and the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, (x) the costs and expenses incurred by the Company relating to the "road show" undertaken in connection with the marketing of the Securities (except for any chartered aircraft, the costs and expenses of which will be borne one-half by the Company and one-half by the Representatives), (xi) the fees and expenses incurred in connection with the listing of the Securities on the NYSE, (xii) all costs and expenses of the Underwriters, including the reasonable fees and disbursements of counsel for the Underwriters, and all other costs and expenses in connection with matters related to the Reserved Securities and the establishment and administration of the program for the sale of the Reserved Securities, (xiii) the disbursements of counsel for the Underwriters in connection with the copying and delivery of closing documents delivered by the Company or the Company's accountants or counsel (including any local counsel), and (xiv) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with reforming any contracts for sale of the Securities made by any Underwriter where such reformation relates to any inaccuracy or breach of the representation set forth in the third paragraph of Section 1(a)(1) of this Agreement.

     (b) Expenses of the Selling Stockholders. Each Selling Stockholder, severally, will pay the following expenses incident to the performance of its obligations under this Agreement: (i) any stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges, if any, payable in connection with the sale or delivery of its Securities to the Underwriters (and such Selling Stockholder hereby authorizes the payment of any such amounts by deduction from the proceeds of the Securities to be sold by such Selling Stockholder under this Agreement and from any funds from time to time held for the account of such Selling Stockholder by the Custodian), (ii) the fees and disbursements of its counsel and accountants, and (iii) underwriting discounts and commissions with respect to the Securities sold by such Selling Stockholder to the Underwriters.

     (c) Allocation of Expenses. Anything herein to the contrary notwithstanding, the provisions of this Section 4 shall not affect or modify any agreement that the Company and the Selling Stockholders have made or may make for the allocation or sharing of such expenses and costs.

     (d) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders contained in this Agreement or in certificates of any officer of the Company or any subsidiary of the Company or signed by or on behalf of any Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the

Company and the Selling Stockholders of their respective covenants and other obligations hereunder, and to the following further conditions:

          (a) Effectiveness of Registration Statement. The Initial Registration Statement and any Rule 462(b) Registration Statement shall have become effective and at the Closing Date (or the applicable Option Closing Date, as the case may be) no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives. The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance upon Rule 424(b)(8)) and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed in the manner and within the time period required by Rule 433, and, prior to Closing Date, the Company shall have provided evidence satisfactory to the Representatives of such timely filing.

          (b) Opinion of Counsel for Company. At the Closing Date, the Representatives shall have received the favorable opinion, dated as of Closing Date, of Bingham McCutchen LLP, counsel for the Company ("Company Counsel"), together with signed or reproduced copies of such opinion for each of the Underwriters, to the effect set forth in Exhibit G hereto.

          (c) Opinion of Counsel for Underwriters. At the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of Sidley Austin LLP, counsel for the Underwriters ("Underwriters Counsel"), together with signed or reproduced copies of such opinion for each of the Underwriters, with respect to the Securities to be sold by the Company pursuant to this Agreement, this Agreement, the Initial Registration Statement, any Rule 462(b) Registration Statement, the General Disclosure Packages and the Prospectus and any amendments or supplements thereto and such other matters as the Representatives may reasonably request. In giving such opinion, such counsel may rely without investigation, as to all matters governed by the laws of any jurisdictions other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law, upon the opinions of counsel satisfactory to the Representatives.

          (d) Officers' Certificate. At the Closing Date or the applicable Option Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, any General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and, at the Closing Date, the Representatives shall have received a certificate of the President and Chief Executive Officer of the Company and of the Chief Financial Officer of the

     Company, dated as of Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Date under or pursuant to this Agreement, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, are contemplated by the Commission.

          (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received (i) from Ernst & Young LLP a letter, dated the date of this Agreement and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information of the Company and its predecessor contained in the Registration Statement, the Statutory Prospectus, any Issuer General Use Free Writing Prospectuses, any Issuer Pricing Free Writing Prospectus and the Prospectus and any amendments or supplements thereto with respect to all periods presented except for the year ended December 31, 2002 and (ii) from Hinrichs & Associates, LTD. a letter, dated the date of this Agreement and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information of the Company's predecessor contained in the Registration Statement, the Statutory Prospectus, any Issuer General Use Free Writing Prospectuses, any Issuer Pricing Free Writing Prospectus and the Prospectus and any amendments or supplements thereto with respect to the year ended December 31, 2002.

          (f) Bring-down Comfort Letter. At the Closing Date, the Representatives shall have received (i) from Ernst & Young LLP a letter, dated as of Closing Date and in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Date and (ii) from Hinrichs & Associates, LTD. a letter, dated as of Closing Date and in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (e) of this Section.

          (g) Approval of Listing. At Closing Date and each Option Closing Date, if any, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

          (h) Lock-up Agreements. Prior to the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit F hereto signed by each of the persons mentioned in Section 1(a)(23).

          (i) No Objection. Prior to the date of this Agreement, FINRA shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (j) Opinion of Counsel for the Selling Stockholders. At the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of Bingham McCutchen LLP, counsel for the Selling Stockholders ("Selling Stockholders Counsel"), together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit H hereto.

          (k) Certificate of Selling Stockholders. At the Closing Date, the Representatives shall have received a certificate signed by an Attorney-in-Fact on behalf of the Selling Stockholders, dated as of the Closing Date, to the effect that (i) the representations and warranties of each Selling Stockholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (ii) each such Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement, and (iii) the information relating to each such Selling Stockholder (including the information with respect to such Selling Stockholder's Securities and any other shares of Common Stock or other securities of the Company which are owned or held by such Selling Stockholder) that is set forth in the Registration Statement, any General Disclosure Package and the Prospectus (or any amendment or supplement thereto) does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make such information not misleading.

          (l) Tax Forms. Prior to the date of this Agreement, the Representatives shall have received a properly completed and executed United States Treasury Department Form W-9 or W-8 (or other applicable form) from each of the Selling Stockholders.

          (m) Pre-Closing Transactions. Prior to the purchase of the Initial Securities on the Closing Date, the Pre-Closing Transactions shall have been duly consummated at the respective times and on the terms contemplated by this Agreement, the General Disclosure Packages and the Prospectus and the Representatives shall have received a copy of the amended and restated charter of the Company certified by the Secretary of State of the State of Delaware and such other evidence that the Pre-Closing Transactions have been consummated as the Representatives may reasonably request.

          (n) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the Closing Date, the obligations of the several Underwriters to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, the Representatives shall have received:

               (1) Officers' Certificate. A certificate, dated such Option Closing Date, to the effect set forth in, and signed by two of the officers specified in,

          Section 5(d) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

               (2) Opinion of Counsel for Company. The favorable opinion of Company Counsel in form and substance satisfactory to the Representatives and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(b) hereof.

               (3) Opinion of Counsel for Underwriters. The favorable opinion of Underwriters Counsel, in form and substance satisfactory to the Representatives and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof.

               (4) Bring-down Comfort Letter. A letter (i) from Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated such Option Closing Date, substantially in the same form and substance as the letter furnished by them to the Representatives pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Option Closing Date and
          (ii) from Hinrichs & Associates, LTD., in form and substance satisfactory to the Representatives and dated such Option Closing Date, substantially in the same form and substance as the letter furnished by them to the Representatives pursuant to Section 5(f) hereof.

               (5) Opinion of Counsel for Selling Stockholders. The favorable opinion of Selling Stockholders Counsel, in form and substance satisfactory to the Representatives and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(j) hereof.

               (6) Certificate of Selling Stockholders. A certificate, dated such Option Closing Date, signed by an Attorney-in-Fact on behalf of the Selling Stockholders, to the effect set forth in Section 5(k) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

          (o) Additional Documents. At the Closing Date and at each Option Closing Date, Underwriters Counsel shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Company and the Selling Stockholders in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Representatives.

          (p) Termination of Agreement. If any condition specified in this
     Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities may be terminated by the Representatives by written notice to the Company and the Selling Stockholders at any time on or prior to Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that, in the case of any termination of this Agreement, Sections 1, 6, 7, 8, 11-15 and 17 hereof shall survive such termination and remain in full force and effect and except that, in the case of the termination of the obligations of the several Underwriters to purchase any Option Securities on an Option Closing Date which is after the Closing Date, this Agreement shall otherwise survive such termination and remain in full force and effect.

     SECTION 6. Indemnification.

     (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Stockholder and each person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act, as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in the Statutory Prospectus, any other preliminary prospectus, any Issuer Free Writing Prospectus, any General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by Wachovia and Piper and counsel chosen by the Selling Stockholders), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or in the Statutory Prospectus, any other preliminary prospectus, any Issuer Free Writing Prospectus, any General Disclosure Package or the Prospectus (or any amendment or supplement thereto).

     (b) Indemnification by Selling Stockholders. Each Selling Stockholder severally agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in the Statutory Prospectus, any other preliminary prospectus, any Issuer Free Writing Prospectus, any General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of such Selling Stockholder; and

          (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by Wachovia and Piper, in the case of counsel for the Underwriters and each person, if any, who controls any Underwriter as aforesaid, and the Company, in the case of counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company as aforesaid), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall only apply to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Statutory Prospectus, any other preliminary prospectus, any Issuer Free Writing Prospectus, any General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished or confirmed in writing to the Company by or on behalf of such Selling Stockholder expressly for use therein (and the parties hereto agree that the only information included in the foregoing documents in reliance upon and in conformity with information furnished or confirmed in writing to the Company by or on behalf of any such Selling Stockholder expressly for use therein is the information identified in Section (1)(b)(1) of this Agreement).

     (c) Indemnification by the Underwriters. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Selling Stockholders and each person who controls any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense of the type described in the indemnity contained in subsection (a) of this Section 6, mutatis mutandis, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or the Statutory Prospectus, any other any preliminary prospectus, any Issuer Free Writing Prospectus, any General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein (and the parties hereto agree that the only information included in the foregoing documents in reliance upon and in conformity with the information furnished or confirmed in writing to the Company by or on behalf of any such Underwriter expressly for use therein is: the names of the Underwriters set forth on the cover page and in the Underwriting Section of the Prospectus, the concession and reallowance figures appearing in the paragraph in the section "Underwriting", the information contained in the fourth paragraph in the section "Underwriting" and the information under the caption "Stabilization" in the section "Underwriting".

     (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise other than the indemnification obligations provided in paragraphs (a), (b) or (c), as the case may be, of this Section 6. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to the indemnified party and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Selling Stockholders and each person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances), or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. In the event that any indemnified party or parties shall be entitled to employ legal counsel at the expense of any indemnifying party pursuant to this Section 6, then counsel to the indemnified party or parties, as the case may be, shall be selected as follows: counsel to the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by Wachovia and Piper; counsel to the Selling Stockholders and each person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by agreement of all of the Selling Stockholders; and counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Company. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (e) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and reasonable expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii), 6(b)(ii), 6(c) or Section 6(h)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request,
(ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     (f) Other Agreements with Respect to Indemnification and Contribution. The provisions of this Section 6 and in Section 7 hereof shall not affect any agreements among the Company and the Selling Stockholders with respect to indemnification of each other or contribution between themselves; provided that to the extent the terms of this Section 6 conflict with the terms of that certain Registration Rights Agreement, dated as of August 29, 2003 (as amended), among the Company and certain of its stockholders, the provisions of this
Section 6 shall control the indemnification rights among the parties.

     (g) Limitation on Liabilities of Selling Stockholders. The liability of each Selling Stockholder under such Selling Stockholders' representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 6 and in Section 7 hereof shall be limited to an amount equal to the total net proceeds (before deducting expenses but less the underwriting discounts and commissions as set forth on the cover page of the Prospectus) received by such Selling Stockholder from the sale of Securities (including any Option Securities) to the Underwriters pursuant to this Agreement.

     (h) Indemnification for Reserved Securities. In addition to and without limitation to the obligations of the Company to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Selling Stockholders and each person who controls any Selling Stockholder within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act pursuant to the other provisions of this Section 6, the Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Selling Stockholders and each person who controls any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, (A) arising out of the violation of any applicable laws, rules or regulations of any foreign jurisdictions where Reserved Securities have been or are offered or sold, (B) arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus "wrapper" or other material prepared by or with the consent of the Company for delivery or distribution to Reserved Securities Offerees or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) arising out of the failure of any Reserved Security Offeree to pay for or accept delivery of the Reserved Securities which such Reserved Security Offeree agreed (orally or in writing, including, without limitation, by email, by notice of acceptance given by means of a website or by any other form of electronic communication) to purchase, or (D) otherwise arising out of or in connection with the offering or sale of the Reserved Securities;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any matter referred to in (i) above; provided that (subject to Section 6(e) above) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever (including the reasonable fees and reasonable out of pocket expenses of counsel chosen by Wachovia and Piper), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any matter referred to in (i) above, to the extent that any such expense is not paid under (i) or (ii) above.

     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

     The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by, and whether any inaccuracy or alleged inaccuracy or any such failure or alleged failure to comply relates to a representation, warranty or agreement made by, the Company or the Selling Stockholders, on the one hand, or by the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, inaccuracy or failure to comply.

     The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Exhibit A hereto and not joint.

     SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or signed by or on behalf of any Selling Stockholder submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, or by or on behalf of any Selling Stockholder, and shall survive delivery of the Securities to the Underwriters.

     SECTION 9. Termination of Agreement.

     (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company and the Selling Stockholders, at any time on or prior to the Closing Date

(and, if any Option Securities are to be purchased on an Option Closing Date which occurs after the Closing Date, the Representatives may terminate the obligations of the several Underwriters to purchase such Option Securities, by notice to the Company, at any time on or prior to such Option Closing Date) (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or any General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any substantial change or development involving a prospective substantial change in national or international political, financial or economic conditions, in each case the effect of which is material and adverse and makes it, in the judgment of Wachovia and Piper, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange, the NYSE or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and except that, in the case of any termination of this Agreement, Sections 1, 6, 7, 8, 11-15 and 17 hereof shall survive such termination and remain in full force and effect and except that, in the case of the termination of the obligations of the several Underwriters to purchase any Option Securities on an Option Closing Date which occurs after the Closing Date, this Agreement shall otherwise survive such termination and remain in full force and effect.

     SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Date or an Option Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

          (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Option Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Company and the Selling Stockholders to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Company and the Selling Stockholders to sell the relevant Option Securities, as the case may be, the Representatives shall have the right to postpone Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Packages or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10.

     SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at (i) Wachovia Capital Markets, LLC, 375 Park Avenue, New York, New York 10152, Attention of Equity Syndicate and (ii) Piper Jaffray & Co., Suite 800, 800 Nicollet Mall, Minneapolis, MN 55402, Attention: _________; notices to the Company shall be directed to it at Milestone AV Technologies, Inc., 8401 Eagle Creek Parkway, Suite 700, Savage, MN 55378, Attention: Chief Executive Officer, with a copy to Bingham McCutchen LLP, 150 Federal Street, Boston, MA 02110-1726, Attention:
John R. Utzschneider; and notices to the Selling Stockholders shall be directed to them in care of Scott Gill, as Attorney-in-Fact at c/o Milestone AV Technologies, Inc., 8401 Eagle Creek Parkway, Suite 700, Savage, MN 55378.

     SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Stockholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Stockholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 14. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

     SECTION 15. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

     "Applicable Time" means ________, (Chicago time) on _____, 200_.

     "Capital Stock" means any Common Stock, Preferred Stock or other capital stock of the Company.

     "Commission" means the Securities and Exchange Commission.

     "Company Documents" means any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject including, without limitation, all Subject Instruments.

     "EDGAR" means the Commission's Electronic Data Gathering, Analysis and Retrieval system.

     "Existing Credit Agreements" means (i) the Credit Agreement dated as of July 21, 2006 among CSAV, Inc., a Massachusetts corporation, General Electric Capital Corporation as agent, Wells Fargo National Association as syndication agent, GE Capital Markets, Inc. as lead arranger and bookrunner, and the other parties thereto, and (ii) the Second Lien Credit Agreement dated as of July 21, 2006 among CSAV, Inc., a Massachusetts corporation, General Electric Capital Corporation as agent, Allied Capital Corporation as second lien collateral agent, GE Capital Markets, Inc. as lead arranger and bookrunner, and the other parties thereto, in the case of each of (i) and (ii) as the same may be amended, supplemented or restated, if applicable, including in each case any promissory notes, pledge agreements, security agreements, mortgages, guarantees and other instruments or agreements entered into by the Company or any of its subsidiaries in connection therewith or pursuant thereto, in each case as amended, supplemented or restated, if applicable.

     "FINRA" means the Financial Industry Regulatory Authority.

     "GAAP" means generally accepted accounting principles.

     "Initial Registration Statement" means the Company's registration statement on Form S-1 (Registration No. 333-146357), as amended (if applicable), at the time it became effective, including the Rule 430A Information.

     "Issuer Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a "road show" that is a "written communication" within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibits J and K hereto, in each case in the form furnished (electronically or otherwise) to the Underwriters for use in connection with the offering of the Securities.

     "Issuer General Use Free Writing Prospectus" means any Issuer Free Writing Prospectus (other than any Issuer Pricing Free Writing Prospectus) listed in Exhibit J hereto.

     "Issuer Limited Use Free Writing Prospectus" means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus or an Issuer Pricing Free Writing Prospectus.

     "Issuer Pricing Free Writing Prospectus" means any Issuer Free Writing Prospectus that reflects, among other things, the initial public offering price of the Securities and that is listed in Exhibit K hereto.

     "Lien" means any security interest, mortgage, pledge, lien or encumbrance.

     "NASD" means the National Association of Securities Dealers, Inc.

     "NYSE" means the New York Stock Exchange.

     "Organizational Documents" means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and
(e) in the case of any other entity, the organizational and governing documents of such entity.

     "Preferred Stock" means the Company's preferred stock, par value $0.001 per share.

     "preliminary prospectus" means the Statutory Prospectus and any other prospectus used in connection with the offering of the Securities that was used before the Initial Registration Statement became effective or that omitted the Rule 430A Information or that was captioned "Subject to Completion".

     "Registration Statement" means the Initial Registration Statement; provided that, if a Rule 462(b) Registration Statement is filed with the Commission, then the term "Registration Statement" shall also include such Rule 462(b) Registration Statement.

     "Repayment Event" means any event or condition which gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company.

     "Rule 164," "Rule 172," "Rule 173," "Rule 405," "Rule 424(b)," "Rule 430A,"
"Rule 433" and "Rule 462(b)" refer to such rules under the 1933 Act.

     "Rule 430A Information" means the information included in the Prospectus that was omitted from the Initial Registration Statement at the time it became effective but that is deemed to be a part of the Initial Registration Statement at the time it became effective pursuant to Rule 430A.

     "Rule 462(b) Registration Statement" means a registration statement filed by the Company pursuant to Rule 462(b) for the purpose of registering any of the Securities under the 1933 Act, including the documents incorporated by reference therein and the Rule 430A Information.

     "Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

     "Statutory Prospectus" means the preliminary prospectus dated _______________ relating to the Securities in the form first furnished to the Underwriters for use in connection with the offering of the Securities.

     "Subject Instruments" means the Existing Credit Agreements and all other instruments, agreements and documents filed as exhibits to the Registration Statement pursuant to Rule 601(b)(10) of Regulation S-K of the Commission; provided that if any instrument, agreement or other document filed as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term "Subject Instruments" shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof which shall have been so redacted, deleted or otherwise not filed.

     "1933 Act" means the Securities Act of 1933, as amended.

     "1933 Act Regulations" means the rules and regulations of the Commission under the 1933 Act.

     "1934 Act" means the Securities Exchange Act of 1934, as amended.

     "1934 Act Regulations" means the rules and regulations of the Commission under the 1934 Act.

     "1940 Act" means the Investment Company Act of 1940, as amended.

     All references in this Agreement to the Registration Statement, the Initial Registration Statement, any Rule 462(b) Registration Statement, the Statutory Prospectus, any other preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to "supplements" to the Statutory Prospectus, any other preliminary prospectus, any General Disclosure Package or the Prospectus shall include, without limitation, any supplements, "wrappers" or similar materials prepared in connection with any offering, sale or private placement of any Securities by the Underwriters outside of the United States.

     SECTION 16. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter, severally and not jointly, represents, warrants and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an "issuer free writing prospectus," as defined in Rule 433, or that would otherwise constitute a "free writing prospectus," as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Representatives or by the Company and the Representatives, as the case may be, is hereinafter referred to as a "Permitted Free Writing Prospectus." The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus," as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit J or Exhibit K hereto are Permitted Free Writing Prospectuses.

     SECTION 17. Absence of Fiduciary Relationship. Each of the Company and the Selling Stockholders, severally and not jointly, acknowledges and agrees that:

     (a) each of the Underwriters is acting solely as an underwriter in connection with the public offering of the Securities and no fiduciary, advisory or agency relationship between the Company or any of the Selling Stockholders, on the one hand, and any of the Underwriters, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Underwriters has advised or is advising the Company or any of the Selling Stockholders on other matters, and none of the Underwriters has any obligation to the Company or any of the Selling Stockholders with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

     (b) the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Company and the Selling Stockholders following discussions and arms-length negotiations with the Representatives;

     (c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

     (d) in connection with each transaction contemplated by this Agreement and the process leading to such transactions, each of the Underwriters is and has been acting solely as principal and not as fiduciary, advisor or agent of the Company or any of the Selling Stockholders or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party;

     (e) none of the Underwriters has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

     (f) it is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Selling Stockholders and that none of the Underwriters has any obligation to disclose such interests and transactions to the Company or any of the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship or otherwise; and

     (g) it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty relating to this Agreement or the transactions contemplated hereby and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company or any stockholders, employees or creditors of Company.

                            [SIGNATURE PAGE FOLLOWS]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Stockholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Stockholders in accordance with its terms.

                                        Very truly yours,

                                        MILESTONE AV TECHNOLOGIES, INC.


                                        By
                                           -------------------------------------
                                        Name:
                                        Title:


                                        [NAME OF SELLING STOCKHOLDERS]


                                        By
                                           -------------------------------------
                                        Name:
                                              Attorney-in-Fact


CONFIRMED AND ACCEPTED, as of the
date first above written:

WACHOVIA CAPITAL MARKETS, LLC
PIPER JAFFRAY & CO.
WILLIAM BLAIR & COMPANY, L.L.C.
JEFFERIES & COMPANY, INC.
ROBERT W. BAIRD & CO. INCORPORATED

By: WACHOVIA CAPITAL MARKETS, LLC


By
   ----------------------------------


By: PIPER JAFFRAY & CO.


By:
    ---------------------------------
    Authorized Signatory

For themselves and as Representatives of the Underwriters named in Exhibit A hereto.

                                   SCHEDULE 1

                         [List of Outstanding Warrants]

                                    EXHIBIT A

                                                                       Number of
                                                                        Initial
Name of Underwriter                                                   Securities
-------------------                                                   ----------
Wachovia Capital Markets, LLC......................................
Piper Jaffray & Co.................................................
William Blair & Company, L.L.C.....................................
Jefferies & Company, Inc...........................................
Robert W. Baird & Co. Incorporated.................................
                                                                      ----------
   Total...........................................................
                                                                      ==========

                                    EXHIBIT B

                                                             Number of Initial
                                                           Securities to be Sold
                                                           ---------------------
Company.................................................
Selling Stockholders:
   [Name of Selling Stockholder]........................
   [Name of Selling Stockholder]........................
                                                                 ----------
Total...................................................
                                                                 ==========

                                    EXHIBIT C

                                                              Number of Option
                                                            Securities Which May
                                                                   Be Sold
                                                            --------------------
Selling Stockholders:
   [Name of Selling Stockholder].........................
   [Name of Selling Stockholder].........................
                                                                 ----------
Total....................................................
                                                                 ==========

                                    EXHIBIT D

                           SUBSIDIARIES OF THE COMPANY

NAME                             JURISDICTION OF ORGANIZATION   TYPE OF ENTITY
----                             ----------------------------   --------------
CSAV, Inc.                               Massachusetts           Corporation
CSAV Europe, B.V.                       The Netherlands
CSAV Asia Pacific, Ltd.                    Hong Kong
Shenzen CSAV Trading Co., Ltd.            China (PRC)

Material Subsidiaries

[TO COME]

                                    EXHIBIT E

                         LIST OF DIRECTORS AND OFFICERS

                                    EXHIBIT F

                            FORM OF LOCK-UP AGREEMENT

                                    EXHIBIT G

                       FORM OF OPINION OF COMPANY COUNSEL

                                    EXHIBIT H

                FORM OF OPINION OF SELLING STOCKHOLDERS' COUNSEL

                                    EXHIBIT I

                            PRICE-RELATED INFORMATION

Public offering price: $___________ per share

Underwriting discounts and commissions: $___________ per share

Shares offered: _____ primary, _____ secondary

Over-allotment option: _____ primary, _____ secondary

                                    EXHIBIT J

                  ISSUER GENERAL USE FREE WRITING PROSPECTUSES

                                    EXHIBIT K

                     ISSUER PRICING FREE WRITING PROSPECTUS